EXHIBIT 99.1

CALIFORNIA NATIONAL BANK PARENT AGREES TO ACQUIRE PFF BANCORP

RANCHO CUCAMONGA, Calif., June 16, 2008 – PFF Bancorp, Inc. (NYSE: PFB) (“PFF Bancorp” or the “Company”), the holding company of PFF Bank & Trust (the “Bank”), Glencrest Investment Advisors, Inc., and Diversified Builder Services, Inc., today announced the signing of a definitive merger agreement under which FBOP Corporation (“FBOP”), the parent company of California National Bank, will acquire PFF Bancorp. Under the terms of the agreement, upon the consummation of the transaction the stockholders of PFF Bancorp will receive $1.35 in cash for each share of PFF Bancorp common stock held. In addition, in order to maintain the Bank’s “adequately capitalized” regulatory status, FBOP will immediately loan $7 million to PFF Bancorp in exchange for a secured note convertible into preferred stock of the Company with voting rights equivalent to 19.9% of the outstanding voting stock of the Company. Also, in connection with the merger, the maturity date of the Company’s secured commercial bank loan with a current outstanding principal balance of $44.0 million was extended from June 16, 2008 to June 16, 2009.

“We have admired PFF Bank & Trust for many years and believe that our shared cultures and steadfast commitment to principles of community banking and customer service will lead to a seamless merger that offers great benefits for PFF’s customers and employees,” said Greg Mitchell, President and CEO of California National Bank. “While PFF and the Inland Empire are facing economic challenges, we see this market as ‘a land of opportunity’ and look forward to working with PFF’s employees, community leaders and business owners in building for a stronger tomorrow.”

“After much thoughtful consideration, our Board of Directors determined that this transaction is in the best interests of our stockholders, creditors, customers and employees,” said Kevin McCarthy, President and CEO of PFF Bancorp. “PFF has a long and rich history in the communities we serve and we believe that even before the merger is completed we will benefit from the support and financial resources of CalNational and FBOP. Together we will enhance our position in the region. Our shared commitment to providing ‘Customers First’ service will result in being the bank of choice in our communities today and into the future.”

PFF Bancorp’s Board of Directors has unanimously approved the merger and has recommended that the Company’s stockholders approve the transaction. Certain directors and executive officers of the Company have signed agreements to vote their shares in favor of the proposed merger. These agreements apply to approximately 800,000 of the Company’s outstanding shares. In addition, the Company’s financial advisor, Sandler O’Neill + Partners, L.P., provided a fairness opinion to the Board of Directors that the terms of the transaction are fair to PFF Bancorp’s stockholders from a financial point of view.

PFF Bancorp has agreed to certain covenants that will limit the permitted activities of PFF Bancorp and its subsidiaries until the consummation of the merger. These covenants include, but are not limited to, limitations on: declaring, making or paying dividends or making other capital distributions; incurring, issuing or rolling over debt, increasing any current lines of credit or guaranteeing the debt of any entity; entering into, renewing or revising any contractual arrangements related to compensation or benefits with any senior or executive officer; and otherwise engaging in transactions outside the ordinary course of the Company’s business. Additionally, PFF Bancorp and the Bank have agreed to similar limitations with the Office of Thrift Supervision and have agreed not to take any such actions without the agency’s prior approval, including making any payments on existing debt.

Consummation of the merger transaction is subject to approval by PFF Bancorp’s stockholders and regulatory approval, as well as the satisfaction of other customary closing conditions. Although it cannot be assured, the transaction is expected to close by the end of September 2008.

The Company will be filing a copy of the full merger agreement with the Securities and Exchange Commission (“SEC”) on Form 8-K.

In connection with the transaction, Sandler O’Neill + Partners, L.P. is acting as financial advisor to PFF Bancorp and Wachtell, Lipton, Rosen & Katz and Paul, Hastings, Janofsky & Walker LLP are serving as legal counsel to PFF Bancorp.

PFF Bancorp also announced today that it will be filing with the SEC later today a Form 12b-25, Notification of Late Filing, in connection with its Annual Report on Form 10-K for the fiscal year ended March 31, 2008. Additional time is needed to finalize the Company’s financial statements due to the fact that: (i) the Company’s management, internal finance and audit departments have been required to expend substantial time and effort in connection with identifying and negotiating potential recapitalization transactions which have generated additional demands on time and resources that otherwise would have been focused on completing and filing the Form 10-K; and (ii) an analysis of the Company’s capital and liquidity in light of execution of the definitive merger agreement has not yet been completed. The Company expects to file the Form 10-K within the fifteen-day extension period.

The Company expects to report in the Form 10-K a consolidated provision for loan and lease losses of approximately $232 million for the quarter ended March 31, 2008, resulting in a consolidated net loss of approximately $204 million for the quarter.

The proposed private placement offering previously announced by the Company on June 5, 2008 has been terminated in connection with the execution of the merger agreement.

About PFF Bancorp

PFF Bancorp is the holding company of the PFF Bank & Trust, Glencrest Investment Advisors, Inc., and Diversified Builder Services, Inc. The Bank operates 38 branches in eastern Los Angeles, northern Orange, San Bernardino and Riverside counties. Glencrest Investment Advisors, Inc. also provides trust and wealth management services from its offices in Claremont and Irvine, while Diversified Builders Services, Inc. provides financing and consulting services to home builders and land developers.

About FBOP Corporation and California National Bank

FBOP Corporation is a privately-held, multi-bank holding company and operates community banks in California (3), Arizona (1), Texas (3) and Illinois (1). FBOP Corporation and its affiliated banks are “well capitalized” and hold total assets of $16.3 billion.

California National Bank is headquartered in Los Angeles and maintains 68 branches serving Los Angeles, Orange, Ventura, Riverside, and San Bernardino Counties. Following completion of this merger, the consolidated entity expects to maintain 106 offices spanning an area from southern Orange County to Ventura and from Indio to the Pacific Ocean.

Important Additional Information About the Merger

This communication is being made in respect of the proposed business combination involving PFF Bancorp, Inc. and FBOP Corporation. In connection with the proposed transactions, PFF Bancorp, Inc. plans to file with the SEC a proxy statement as well as other documents regarding the proposed transaction. The definitive proxy statement will be mailed to stockholders of PFF Bancorp, Inc. SECURITY HOLDERS OF PFF BANCORP, INC. ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by PFF Bancorp, Inc. through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC are also available on the investor relations portion of PFF Bancorp’s website at www.pffbancorp.com

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the SEC on May 30, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on July 26, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s strategic objectives. These forward-looking statements are based upon current management expectations and may therefore involve risks and uncertainties. The Company’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes, actions by lenders and customers, the possibility of a going concern explanatory paragraph in our independent registered public accountants’ opinion on the Company’s March 31, 2008 consolidated financial statements, the risk that the merger is not consummated due to failure to receive regulatory approval, stockholder approval or due to other events, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2007. The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact

PFF Bancorp	FBOP Corporation/California National Bank

Kevin McCarthy, President and CEO, or	Gregory A. Mitchell, President, California National Bank 1-213-443-1801
Gregory C. Talbott, Senior Executive Vice President, COO/CFO
1-909-941-5400

Web site:

http://www.pffbank.com

http://www.fbopcorporation.com

http://www.fbopcorp.com

http://www.calnational.com